TBS INTERNATIONAL LIMITED & SUBSIDIARIES  EXHIBIT 32

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TBS International Limited and its subsidiaries, (the "Company"), does hereby certify, to the best of such officer's knowledge, that the Annual Report on Form 10-K for the annual period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2006	/s/ Joseph E. Royce Joseph E. Royce President and Chief Executive Officer
Date: March 14, 2006	/s/ Ferdinand V. Lepere Ferdinand V. Lepere Senior Vice President, Chief Financial Officer
Date: March 14, 2006	/s/ Anthony Gentile Anthony Gentile Controller, Chief Accounting Officer